Exhibit 3.4

XPEDX HOLDING COMPANY

AMENDED AND RESTATED BYLAWS

As amended and restated effective [            ], 201[    ]

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of xpedx Holding Company (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year, either within or without the State of Delaware, at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”) and set forth in the notice or waiver of notice of meeting. The Board of Directors may postpone, adjourn, recess, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.02. Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the amended and restated certificate of incorporation of the Corporation (the “Certificate of Incorporation”). Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by applicable law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting.

Section 1.03. Participation in Meetings by Remote Communication. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04. Notice of Meetings; Waiver.

(a) Unless otherwise required by law, the Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the

DGCL not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date of stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting of the stockholders, (iii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 1.07 of these Bylaws is made accessible on an electronic network, the notice of meeting shall indicate how the stockholder list can be accessed. If a stockholder meeting is to be held solely by means of electronic communications, the notice of such meeting must provide the information required to access such stockholder list.

(b) A written waiver of notice of meeting signed by a stockholder, or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of record of one-third of the voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting; provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.08 of these Bylaws until a quorum shall attend.

Section 1.06. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on the record date for such vote. If no record date has been fixed for a meeting of stockholders, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to 1 vote (unless otherwise provided by the Certificate of Incorporation or by applicable law) for each such share of stock outstanding in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation or its securities, the vote of the holders of a majority in voting power of the shares of stock entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have a right to cumulate their votes for the election of directors.

Section 1.07. Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list, which may be in any format including electronic format, shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.08. Adjournment. Any meeting of stockholders may be adjourned from time to time, by the presiding person of the meeting or by the vote of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.09. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering a revocation of the proxy or a new proxy bearing a later date with the Secretary.

Section 1.10. Organization; Procedure; Inspection of Elections.

(a) At every meeting of stockholders the presiding person shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board of Directors or in the absence of such designation, by a presiding person chosen at the meeting. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders or records of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Preceding any meeting of the stockholders, the Board of Directors may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board of Directors is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11. Stockholder Action by Written Consent. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of action at an annual or special meeting of stockholders.

Section 1.12. Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a Committee appointed by the Board for such purpose or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.12(a) and who is a stockholder of record at the time such notice is delivered and at the date of the meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14(a)-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.12(a)(i) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than nominations must constitute a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 90 days nor earlier than 120 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Bylaws, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (III) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (IV) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (B) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iii) Notwithstanding anything in the second sentence of Section 1.12(a)(ii) of these Bylaws to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this Section 1.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a Committee appointed by the Board for such purpose or (ii) provided that the Board of Directors has determined that the Directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.12(b) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.12(a)(ii) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding person of a meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.12), and (B) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers and authority of the Corporation.

Section 2.02. Election of Directors. At each annual meeting of the stockholders, the successors of the Directors whose terms expire at that meeting shall be elected.

Section 2.03. Annual and Regular Meetings: Notice.

(a) The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders either (i) at the place of such annual meeting of the stockholders, in which event notice of such annual meeting of the Board of Directors need not be given or (ii) at such other time and place as shall have been specified in advance notice given to members of the Board of Directors of the date, place and time of such meeting. Any such notice shall be given at least 24 hours in advance if provided to each Director by facsimile, by telephone or by electronic transmission, or delivered to him or her personally, or at least 5 days in advance, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by Approved Electronic Transmission), whether before or after such meeting.

(b) The Board of Directors from time to time may by resolution provide for the holding of regular meetings. Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all Directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.04. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Corporation or (iii) any two members of the Board of Directors, at such place (within or without the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is provided by facsimile, by telephone or by electronic transmission to each Director or delivered to him or her personally or (ii) 5 days’ notice, if such notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Section 2.05. Quorum. A quorum for meetings of the Board of Directors shall consist of a majority of the total number of Directors then in office.

Section 2.06. Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.08. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the business and affairs of the Corporation as the Board of Directors may deem appropriate. In addition to the election of the Chairman of the Board, the Board may elect one or more vice-chairpersons or lead Directors to perform such other duties as may be designated by the Board.

Section 2.09. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.10. Removal; Resignation. Directors may only be removed as set forth in the Certificate of Incorporation. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.11. Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed compensation for attending committee meetings.

Section 2.12. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES

Section 3.01. General. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02. How Constituted. The Board of Directors shall have a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and such other committees as the Board of Directors may determine (each, a “Committee” and collectively, the “Committees”). Each Committee shall consist of such number of Directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. Any Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.03. Powers. To the extent permitted by law, each Committee shall have such powers and responsibilities as the Board of Directors may from time to time authorize and, each Committee, except as otherwise provided in this Section 3.03, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors, which authorization shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No Committee shall have the power or authority:

(a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b) to adopt an agreement of merger or consolidation or a certificate of ownership and merger;

(c) to approve, adopt or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d) to approve, adopt or recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

(e) to adopt, amend or repeal these Bylaws of the Corporation.

Any Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.04. Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time; provided, that the Board of Directors may adopt other rules and regulations for the governance of any Committee not inconsistent with the provisions of these Bylaws. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors following any such proceedings.

Section 3.05. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating a Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.06. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.07. Resignations. Any member of any Committee may resign from such Committee at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08. Removal. Any member of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the number of Directors then in office.

Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act (assuming a quorum is present), and any such vacancy may be filled by the Board of Directors subject to Section 3.02 of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and, subject to the last sentence of this Section 4.01, shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and a Secretary. The Board of Directors may also designate as officers a President, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. The Board of Directors from time to time may by resolution also empower the Chief Executive Officer (and one or more Vice Presidents) to appoint and remove subordinate officers and to prescribe their respective rights, terms of office, authorities and duties to the extent not prescribed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person, except that one person may not concurrently hold both the office of Chief Executive Officer and Secretary. The Board may determine that the Chairman of the Board will not be an officer of the Corporation. The Chairman of the Board (whether or not an officer) shall be a Director, but no other officer need be a Director.

Section 4.02. Election. Unless otherwise determined by the Board of Directors and except as otherwise provided in these Bylaws, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors at which his or her successor has been elected and qualified. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Salaries. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or duly appointed Committee or in the manner established by the Board or duly appointed Committee.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors or by the Chief Executive Officer as permitted pursuant to Section 4.07. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors, or, if the Chief Executive Officer has been delegated authority pursuant to Section 4.07 of these Bylaws to fill such office, then by the Chief Executive Officer subject to the terms of such delegation pursuant to Section 4.07 of these Bylaws or by the Board of Directors.

Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or in a resolution of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such other powers and duties as prescribed by these Bylaws and the Certificate of Incorporation and as may from time to time be assigned by the Board of Directors.

Section 4.07. Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 4.08. President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 4.09. Vice President. Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.10. Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe. Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 4.11. Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 4.12. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

Section 4.13. Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, or any officer of the Corporation authorized thereby, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request a certificate signed by the appropriate officers of the Corporation, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

Section 5.02. Signatures; Facsimile. All signatures on the certificates referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation and a bond or undertaking as may be satisfactory to a financial officer of the Corporation to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares shall be made on the books of the Corporation as provided by applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to applicable law and the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, and to the fullest extent permitted by law, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests; provided, that if a transfer of shares shall be made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director.

(b) Any repeal or modification of subparagraph (a) of this Section 6.01 of Article VI shall not adversely affect any right or protection of a director existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

Section 6.02. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was or has agreed to become a director or an officer of the Corporation or, while serving as a director or officer, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is action alleged to have been taken or omitted in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.04 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.03. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.02 of this Article VI, an indemnitee shall to the fullest extent not prohibited by the DGCL have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.03 of Article VI or otherwise.

Section 6.04. Procedure for Indemnification. Any claim for indemnification or advancement of expenses (including attorneys’ fees, costs and charges) under Sections 6.02 and 6.03 of this Article VI shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the undertaking contemplated by Section 6.03 of this Article VI, if required, has been delivered to the Corporation), upon the written request of the indemnitee. If any claim for indemnification is not paid in full within 45 days or any claim for advancement of expenses is not paid in full within 20 days, the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of the claim in the Court of Chancery (as defined in Section 6.13 of this Article VI). Such indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action by an indemnitee for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 6.03 of this Article VI, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.05. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 6.06. Service for Subsidiaries. Any director or officer serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” for this Article VI) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.

Section 6.07. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.08. Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.09. Other Rights; Continuation of Right to Indemnification. The provisions of this Article VI shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may now or in the future be entitled, as a matter of law or under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each person entitled to indemnification under Section 6.02 of this Article VI at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such person entitled to indemnification under Section 6.02 of this Article VI or the obligations of the Corporation arising hereunder with respect to any actual or threatened action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 6.10 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under this Article VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VI to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

Section 6.11 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses and of the Corporation.

Section 6.12 Definition. For purposes of this Article VI, references to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, including without limitation, prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption of these Bylaws and which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.13 Jurisdiction. The Court of Chancery of the State of Delaware (the “Court of Chancery”) shall have exclusive jurisdiction to hear and determine all actions for indemnification or advancement of expenses brought with respect to this Article VI, and the Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees) under this Article VI.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Execution of Instruments. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may authorize the Chief Executive Officer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.02. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year beginning January 1 and ending December 31.

Section 8.03. Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 8.04. Electronic Transmission. “Electronic transmission”, as used in these Bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, the Board of Directors is expressly authorized to make, alter, amend and repeal these Bylaws subject to the power of the stockholders of the Corporation to alter, amend and repeal these Bylaws. Any amendment, alteration or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office. In addition to any other vote otherwise required by applicable law, the stockholders of the Corporation may amend, alter or repeal these Bylaws, provided, that any such action shall require the affirmative vote of the holders of at least a majority of the outstanding common stock of the Corporation.

ARTICLE X

CONSTRUCTION

Section 10.01. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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